Exhibit 10.30

AMENDED AND RESTATED NOTE

Date of Note:   August 19, 2010

Note Amount: $20,650,000

Maturity Date: August 12, 2013

THIS AMENDED AND RESTATED NOTE (this "Note"), is made as of August 19, 2010 by ALBEE DEVELOPMENT LLC, a Delaware limited liability company ("Borrower"), in favor of BANK OF AMERICA, N.A. (together with any and all of its successors and assigns and/or any other holder of this Note, "Lender").

RECITALS

A. Lender is now the lawful owner and holder of those certain consolidated notes described in, and modified by, that certain Note Assumption and Modification Agreement dated as of June 13, 2007 (the "Initial Note") between Borrower and Lender which evidenced a principal indebtedness of $34,000,000, as modified and extended by Note Modification and Extension Agreement between Lender and Borrower dated as of June 10, 2008 (the "First Modification"), as modified and extended by Second Note Modification and Extension Agreement between Lender and Borrower dated as of August 13, 2008 (the "Second Modification"), as modified and extended by Third Note Modification and Extension Agreement between Lender and Borrower dated as of August 13, 2009 (the "Third Modification"), as modified and extended by Fourth Note Modification and Extension Agreement between Lender and Borrower dated as of February 10, 2010 (the "Fourth Modification") and as modified by Note and Mortgage Modification and Severance Agreement between Lender and Borrower dated as of June 28, 2010 (the "Severance Agreement"; the Initial Note, the First Modification, the Second Modification, the Third Modification, the Fourth Modification and the Severance Agreement, collectively, the "Existing Note").

B. The Existing Note is secured by the consolidated mortgage described in, and modified by, that certain Mortgage Assumption and Modification Agreement dated as of June 13, 2007, which was recorded on June 29, 2007 in the Office of the New York City Register, Kings County (the "Office") under CRFN 2007000336507, as modified by the Severance Agreement, which was recorded in the Office on July 8, 2010 as CRFN 2010000225320 (collectively, as the same may from time to time be amended, restated, modified or supplemented, the "Mortgage").

C. Borrower and Lender desire to extend the maturity of the Existing Note and otherwise amend and restate in its entirety the Existing Note on the terms and conditions provided in this Note as hereinafter set forth.

D. Borrower and Lender intend these Recitals to be a material part of this Note.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

I. Borrower is obligated to pay the indebtedness evidenced by the Existing Note and hereby agrees to pay the indebtedness evidenced thereby in accordance with the terms hereof.

II. From and after the date hereof, the terms, covenants and provisions of the Existing Note are hereby modified, amended and restated in their entirety so that henceforth the terms, covenants and provisions of this Note shall supersede those of the Existing Note;

III. Neither this Note nor anything contained herein shall be construed as a substitution or novation of the Borrower's indebtedness to Lender or of the Existing Note all of which shall remain in full force and effect, as hereby confirmed, modified, amended and restated in their entirety;

IV. In consideration of Lender's extension of the Maturity Date hereby, Borrower hereby agrees to pay Lender an extension fee of $154,875 on the date hereof;

V. On the date hereof, the principal amount outstanding under the Existing Note is $20,650,000; and

VI. Borrower represents, warrants and covenants to Lender that there are no offsets, counterclaims or defenses with respect to Borrower's obligations under the Existing Note.

NOW, THEREFORE, FURTHER, FOR VALUE RECEIVED, Borrower does hereby covenant and promise to pay to the order of Lender, without offset, in immediately available funds in lawful money of the United States of America, at One Bryant Park, 35th Floor, New York, New York 10036, the principal sum of Twenty Million Six Hundred Fifty Thousand ($20,650,000) (or the unpaid balance of all principal outstanding under this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

Section 1. Payment Schedule and Maturity Date.  Prior to maturity, accrued and unpaid interest shall be due and payable in arrears on the first day of each month commencing on September 1, 2010.  The entire principal balance of this Note, as reduced, then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (as hereinafter defined), shall be due and payable in full on August 12, 2013 (the "Maturity Date"), the final maturity of this Note.

Section 1A.  Extension Options.  Borrower may elect to extend the Maturity Date for two (2) periods of one year each (the end of each such period, the "Extended Maturity Date"), upon and subject to the following terms and conditions:

(a) Basic Conditions for the First One Year Extension.  Unless otherwise agreed by Lender in writing:

(i) Borrower shall request the extension, if at all, by written notice to Lender not more than ninety (90) days, and not less than thirty (30) days, prior to the Maturity Date.

(ii) Borrower shall have made payments in reduction of the principal amount of this Note so that the outstanding principal balance of this Note is $8,260,000 or less.

(iii) At the time of the request, and at the time of the extension, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iv) Current financial statements regarding Borrower and all other financial statements and other information as may be required under the Loan Documents regarding Borrower and Acadia Strategic Opportunity Fund II LLC ("Guarantor") and the Property, shall have been submitted to Lender as and when required under the Loan Documents, and there shall not have occurred, in the reasonable opinion of Lender, any material adverse change in the business or financial condition of Borrower or Guarantor, or in the Property or in any other state of facts submitted to Lender in connection with the Loan Documents, from that which existed on the date of this Note.

(v) Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed extension (pre- and post-closing), including appraisal fees, environmental audit and reasonable attorneys' fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender's written agreement to the extension shall be due and payable prior to Lender's execution of that agreement (or if the proposed extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

(vi) All applicable regulatory requirements, including appraisal requirements, shall have been satisfied with respect to the extension.

(vii) Not later than the Maturity Date, (A) the extension shall have been consented to and documented to Lender's satisfaction by Borrower, Guarantor, Lender, and all other parties deemed necessary by Lender (such as any permitted subordinate lienholders); (B) Lender shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as required by Lender; and (C) Borrower shall have paid to Lender a non-refundable extension fee in the amount of an amount equal to 0.35% of the then outstanding principal balance hereunder.

(viii) At the time of such extension, the Property shall have a loan-to-value ratio ("Loan-to-Value Ratio") of not greater than 25%, which Loan-to-Value Ratio shall be calculated as the Net Commitment Amount (as hereinafter defined) of the Loan divided by the Market Value (as hereinafter defined) of the Property.  As used herein, "Net Commitment Amount" means, as of any date, the outstanding principal amount of the loan evidenced by this Note (the "Loan").  As used herein, "Market Value" means the as-is market value of the Property based on an appraisal meeting all applicable regulatory requirements, taking into account current market conditions, including vacancy factors, discount rates, and rental rates and concessions, as accepted by Lender in its sole and absolute discretion.  Lender may determine the Market Value based on a current appraisal or the original appraisal obtained in connection with the amendment and restatement of this Note, as Lender in its reasonable discretion may elect.  Any appraisal used to determine the Market Value shall be satisfactory to Lender in all respects and shall be obtained at the sole cost and expense of Borrower.  In the event this Loan-to-Value Ratio is not met, Borrower may satisfy this Loan-to-Value Ratio prior to the Maturity Date by either (A) making a voluntary paydown of the Loan, subject to the satisfaction of any conditions to prepayment, including the payment of any prepayment fee or premium, together with a mutually agreed-upon reduction in the committed amount of the Loan, and/or (B) providing additional collateral acceptable to Lender, which shall have value (as determined by Lender) which when added to the Property value is sufficient to satisfy this Loan-to-Value Ratio.

(ix) At the time of such extension, the Property shall have a loan-to-cost ratio ("Loan-to-Cost Ratio") of not greater than 20%, which Loan-to-Cost Ratio shall be calculated as the Net Commitment Amount of the Loan divided by the Acquisition and Development Costs Amount of the Property.  As used herein, "Acquisition and Development Costs Amount" means the aggregate out-of-pocket costs incurred by Borrower for the acquisition of the Property and the development thereof, including demolition costs (but expressly excluding acquisition and development costs related to any real property which is no longer encumbered by the Mortgage at the time of such extension), all subject to the reasonable approval and verification of Lender.  Borrower and Lender stipulate that, as of the date hereof, the Acquisition and Development Costs Amount is $168,767,904.  In the event this Loan-to-Cost Ratio is not met, Borrower may satisfy this Loan-to-Cost Ratio prior to the extension date by either (A) making a voluntary paydown of the Loan, subject to the satisfaction of any conditions to applicable prepayment, including the payment of any prepayment fee or premium and/or (B) providing additional collateral acceptable to Lender, which shall have value (as determined by Lender) which when added to the Property value is sufficient to satisfy this Loan-to-Cost Ratio.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.

(b) Basic Conditions for the Second One-Year Extension.  Unless otherwise agreed by Lender in writing:

(i) Borrower shall request the extension, if at all, by written notice to Lender not more than ninety (90) days, and not less than thirty (30) days, prior to the first Extended Maturity Date.

(ii) Borrower shall have made payments in reduction of the principal amount of this Note so that the outstanding principal balance of this Note is $6,608,000 or less.

(iii) At the time of the request, and at the time of the extension, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iv) Current financial statements regarding Borrower and all other financial statements and other information as may be required under the Loan Documents regarding Borrower and Acadia Strategic Opportunity Fund II LLC ("Guarantor") and the Property, shall have been submitted to Lender as and when required under the Loan Documents, and there shall not have occurred, in the opinion of Lender, any material adverse change in the business or financial condition of Borrower or Guarantor or any tenant of the Property, or in the Property or in any other state of facts submitted to Lender in connection with the Loan Documents, from that which existed on the date of this Note.

(v) Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed extension (pre- and post-closing), including appraisal fees, environmental audit and reasonable attorneys' fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender's written agreement to the extension shall be due and payable prior to Lender's execution of that agreement (or if the proposed extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

(vi) All applicable regulatory requirements, including appraisal requirements, shall have been satisfied with respect to the extension.

(vii) Not later than the then Maturity Date (as extended pursuant to Section 1A(a) above), (A) the extension shall have been consented to and documented to Lender's satisfaction by Borrower, Guarantor, Lender, and all other parties deemed necessary by Lender (such as any permitted subordinate lienholders); (B) Lender shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as required by Lender; and (C) Borrower shall have paid to Lender a non-refundable extension fee in the amount of an amount equal to 0.35% of the then outstanding principal balance hereunder.

(viii) At the time of such extension, the Property shall have a Loan-to-Value Ratio of not greater than 25%.  Any appraisal used to determine the Market Value shall be satisfactory to Lender in all respects and shall be obtained at the sole cost and expense of Borrower.  In the event this Loan-to-Value Ratio is not met, Borrower may satisfy this Loan-to-Value Ratio prior to the Maturity Date by either (A) making a voluntary paydown of the Loan, subject to the satisfaction of any conditions to prepayment, including the payment of any prepayment fee or premium, together with a mutually agreed-upon reduction in the committed amount of the Loan, and/or (B) providing additional collateral acceptable to Lender, which shall have value (as determined by Lender) which when added to the Property value is sufficient to satisfy this Loan-to-Value Ratio.

(ix) At the time of such extension, the Property shall have a Loan-to-Cost Ratio of not greater than twenty percent (20%).  In the event this Loan-to-Cost Ratio is not met, Borrower may satisfy this Loan-to-Cost Ratio prior to the extension date by either (A) making a voluntary paydown of the Loan, subject to the satisfaction of any conditions to applicable prepayment, including the payment of any prepayment fee or premium and/or (B) providing additional collateral acceptable to Lender, which shall have value (as determined by Lender) which when added to the Property value is sufficient to satisfy this Loan-to-Cost Ratio.

(x) The first of the two extension options set forth in this Section shall be for the period (the "First Extension Term") commencing on August 13, 2013 and ending on August 12, 2014 and the second and final extension option shall be for the period (the "Second Extension Term") commencing on August 13, 2014 and ending on August 12, 2015.  It shall be a condition to Borrower's option to extend the Maturity Date for the Second Extension Term that Borrower shall have previously validly exercised Borrower's option with respect to the First Extension Term and satisfied the conditions with respect thereto.  Borrower shall have no option or other right to extend the Maturity Date past the Second Extension Term.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.

(c) Changes in Loan Terms.  All terms and conditions of the Loan Documents shall continue to apply to the extended term except to the extent changed as indicated below (such changes to be effective on and after the original Maturity Date, if the extension becomes effective as provided herein):

(i) Definition of Maturity Date.  The Maturity Date shall mean the Extended Maturity Date.

Section 2. Security; Loan Documents.  The security for this Note includes the Mortgage conveying and encumbering certain real and personal property more particularly described therein (the "Property").  This Note, the Mortgage and all other documents now or hereafter securing, guaranteeing or executed in connection with the Loan, as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a "Loan Document" and together the "Loan Documents".

Section 3. Interest Rate.

(a) BBA LIBOR Daily Floating Rate.  The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum (the "Floating Rate") equal to the BBA LIBOR Daily Floating Rate for that day plus two hundred fifty (250) basis points per annum .  The "BBA LIBOR Daily Floating Rate" shall mean a fluctuating rate of interest per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Lender from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Lender's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars.  Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

(b) Alternative Rates.  Lender may notify Borrower if the BBA LIBOR Daily Floating Rate is not available for any reason, or if Lender determines that no adequate basis exists for determining the BBA LIBOR Daily Floating Rate or that the BBA LIBOR Daily Floating Rate will not adequately and fairly reflect the cost to Lender of funding the Loan, or that any applicable Laws (as hereinafter defined) or regulation or compliance therewith by Lender prohibits or restricts or makes impossible the charging of interest based on the BBA LIBOR Daily Floating Rate.  If Lender so notifies Borrower, then interest shall accrue and be payable on the unpaid principal of this Note at a fluctuating rate of interest equal to the Prime Rate (as hereinafter defined) of Lender plus two hundred fifty (250) basis points per annum from the date of such notification by Lender until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, or until the Maturity Date of this Note (whether by acceleration, declaration, extension or otherwise, whichever is earlier to occur).  The term "Laws" means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any tribunal.  The term "Prime Rate" means, on any day, the rate of interest per annum then most recently established by Lender as its "prime rate".  Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Lender to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Lender may make various business or other loans at rates of interest having no relationship to such rate.  Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lender's Prime Rate.  If Lender (including any subsequent holder of this Note) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

(c) Default Rate.  Notwithstanding anything to the contrary contained herein, if any amount payable by Borrower under any Loan Document is not paid when due and such failure continues beyond the cure or grace period, if any, set forth in Section 8 hereof or in the Mortgage, such amount shall bear interest from the date due at the Default Rate (as defined below) to the fullest extent permitted by applicable Law.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand, at a fluctuating rate per annum (the "Default Rate") equal to the sum of (x) the interest rate otherwise applicable under clauses (a) and (b) of this Section 3 plus (y) five hundred (500) basis points.

Section 4. Prepayment.  Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) no prepayment may be made which in Lender's judgment would contravene or prejudice funding under any applicable permanent loan commitment or tri-party agreement or the like; (b) Lender shall have actually received from Borrower prior written notice of (i) Borrower's intent to prepay, (ii) the amount of principal which will be prepaid (the "Prepaid Principal"), and (iii) the date on which the prepayment will be made; (c) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (d) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid.  If this Note is prepaid in full, any commitment of Lender for further advances shall automatically terminate.  No Prepaid Principal may be reborrowed.

Section 5. Late Charges.  If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at maturity) within fifteen (15) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to 4% of the amount of such payment.  Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment.  The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment.  This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

Section 6. Certain Provisions Regarding Payments.  All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding.  Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.  Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect.  Payments received after 2:00 p.m. shall be deemed to be received on, and shall be posted as of, the following Business Day.  Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 7. Loan-to-Value Covenant.   At all times the Property shall have a Loan-to-Value Ratio of not greater than 25%.  Any appraisal used to determine the Market Value shall be satisfactory to Lender in all respects and shall be obtained at the sole cost and expense of Borrower, provided, however, that unless an Event of Default shall have occurred, Borrower shall not be required to pay the cost of more than one such appraisal per calendar year.  In the event this Loan-to-Value Ratio is not met, Borrower may satisfy this Loan-to-Value Ratio prior to the Maturity Date by doing the following within thirty (30) days of Notice from Lender to Borrower of any failure to meet the required Loan-to-Value Ratio:  either (A) making a voluntary paydown of the Loan, subject to the satisfaction of any conditions to prepayment, including the payment of any prepayment fee or premium, together with a mutually agreed-upon reduction in the committed amount of the Loan, and/or (B) providing additional collateral acceptable to Lender (which may include an acceptable stand-by letter of credit in favor of Lender), which shall have value (as determined by Lender) which when added to the Property value is sufficient to satisfy this Loan-to-Value Ratio.  If the required Loan-to-Value Ratio is not met and Borrower fails to satisfy this covenant as aforesaid within such thirty (30) day period, such occurrence shall constitute an Event of Default.

Section 8. Events of Default.  The occurrence of any one or more of the following shall constitute an "Event of Default" under this Note:

(a) Borrower fails to pay the final principal balance of this Note when due, together with accrued and unpaid interest thereon, whether upon the Maturity Date, upon acceleration or otherwise.

(b) Borrower fails to pay when and as due and payable any installment of interest or interest and principal when due under this Note or any other amounts payable by Borrower to Lender under the terms of this Note or any of the other Loan Documents and such failure continues for ten (10) days.

(c) Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, subject to any applicable grace or cure period.

(d) An Event of Default (as therein defined) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period).

Section 9. Remedies.  Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a) Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b) Lender may set off the amount owed by Borrower to Lender, whether or not matured and regardless of the adequacy of any other collateral securing this Note, against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(c) Lender may exercise any of its other rights, powers and remedies under the Loan Documents or at law or in equity.

Section 10. Remedies Cumulative.  All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies.  No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time.  No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 11. Costs and Expenses of Enforcement.  Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender's rights and remedies under the Loan Documents, including court costs and reasonable attorneys' fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 12. Service of Process.  Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon Robert Masters, Esq., Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, Robert Masters, individually, being the agent hereby designated and appointed by Borrower as Borrower's agent for service of process.  Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding.  Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.

Section 13. Heirs, Successors and Assigns.  The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties.  The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 14. General Provisions.  Time is of the essence with respect to Borrower's obligations under this Note.  If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby.  Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the State of New York, the state and county in which payment of this Note is to be made for the enforcement of any and all obligations under this Note and the other Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full.  A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.  This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought.  Captions and headings in this Note are for convenience only and shall be disregarded in construing it.  This Note and its validity, enforcement and interpretation shall be governed by the laws of the State of New York (without regard to any principles of conflicts of laws) and applicable United States federal law.  Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made.  The term "Business Day" shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays).  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Mortgage.  The words "include" and "including" shall be interpreted as if followed by the words "without limitation".

Section 15. Notices.  Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Mortgage regarding notices.

Section 16. No Usury.  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents.  If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender's exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Mortgage, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 17. Lost Note.  Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

Section 18. Method of Payment.   All payments due under this Note shall be made by Borrower to Lender at One Bryant Park, 35th Floor, New York, New York 10036 or such other place as Lender may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

Section 19. Pledge to the Federal Reserve.  Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents, which evidence and/or secure the Loan, including any portion of this Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or assignment or enforcement thereof shall release Lender from its obligations under any of the Loan Documents, which evidence and/or secure the Loan.

Section 20. Right of Setoff.  Borrower hereby grants to Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Bank of America Corporation and its successors and/or assigns or in transit to any of them.  At any time, without demand or notice (any such notice being expressly waived by Borrower), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral security for the Loan which is evidenced by this Note.  ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN WHICH IS EVIDENCED BY THIS NOTE PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 21. Waiver of Jury Trial.  BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN EVIDENCED BY THIS NOTE OR ENFORCEMENT OF THE LOAN DOCUMENTS EVIDENCING AND/OR SECURING THE LOAN, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

Section 22. Choice of Law.  BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT.  BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

Section 23. Counterparts.   This Note may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall constitute but one agreement.

Section 24. Exculpation.   The exculpation provisions set forth in Section 3.17 of the Mortgage are herein incorporated in this Note by reference all with the same force and effect as if fully set forth herein.

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IN WITNESS WHEREOF, Borrower and Lender have duly executed this Note as of the date first above written.

BORROWER:

ALBEE DEVELOPMENT LLC, a Delaware limited liability company

By	/s/ Robert Masters
Robert Masters
Senior Vice President

Address of Borrower:

c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605

BANK OF AMERICA, N.A.,

By	/s/ Gregory Egli
Gregory Egli
Senior Vice President

Location of Premises:

70-90 Albee Square a/k/a 405-469 Albee Square
a/k/a 1-7 DeKalb Avenue a/k/a 126-140 Willoughby
Street, Brooklyn, New York

This is to certify that this Amended and Restated Note was executed by Borrower in my presence on the date hereof by the party whose signature appears above on behalf of Borrower in the capacity indicated.

/s/ Debra Leibler-Jones
Notary Public

My Commission Expires:

April 20, 2014______

As of August 19, 2010

Bank of America, N.A.
One Bryant Park, 35th Floor
New York, New York 10036

Attention:                      Real Estate Finance

Re:	Mortgage Loan (the "Loan") from Bank of America, N.A. ("Lender") to Albee Development LLC ("Borrower")

Gentlemen:

Reference is made to (i) a certain Indemnity Agreement dated as of June 13, 2007 made by Borrower and Acadia Strategic Opportunity Fund II, LLC ("ASOF II"), a Delaware limited liability company  (collectively, "Indemnitors") to Lender (the "HM Indemnity") and (ii) a certain Guaranty of Payment - Mortgage Loan dated as of June 13, 2007 made by ASOF II to Lender, as modified by that certain Guaranty Modification Agreement dated as of November 30, 2009 (collectively, the "Guaranty"), pursuant to which ASOF guaranteed certain obligations of Borrower in connection with the Loan.

In order to induce Lender to modify the terms and provisions of the Loan, which modification is evidenced by, among other things, an Amended and Restated Note between Borrower and Lender dated the date hereof (the "Modification"), Indemnitors hereby reaffirm all of their obligations under the HM Indemnity and the Guaranty and agree that references therein to loan documents shall include the Modification and any other modifications to the documents evidencing and securing the Loan which Borrower may execute from time to time.  ASOF II further hereby agrees to comply with the provisions of the Modification applicable to ASOF II.

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We hereby covenant, represent and warrant to Lender that the HM Indemnity and the Guaranty remain in full force and effect and that there exists no offsets, counterclaims, causes of action or defenses with respect to our obligations thereunder.

Very truly yours,

ALBEE DEVELOPMENT LLC, a Delaware limited liability company

By:	/s/ Robert Masters
Robert Masters Senior Vice President

ACADIA STRATEGIC OPPORTUNITY FUND II, LLC, a Delaware limited liability company

By:	Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

	By:	Acadia Realty Limited Partnership, its sole member

		By:	Acadia Realty Trust, its general partner

By:	/s/ Robert Masters
Robert Masters Senior Vice President